Exhibit 99.1

Metropolitan Commercial Bank Issues Updated Financial Information

NEW YORK, March 30, 2023 ‒ Metropolitan Bank Holding Corp. (the “Company”) (NYSE: MCB), the holding company for Metropolitan Commercial Bank (the “Bank”) today updated the following financial information (unaudited):

•	The Company and Bank remain well capitalized across all measures of regulatory capital, with a total risk-based capital of 13.4% and 13.1%, respectively, at December 31, 2022, well above regulatory minimums.

•	As of March 29, 2023:

o	Total core deposit verticals were $5.04 billion compared with $4.78 billion as of December 31, 2022, an increase of 5.4%.

o	Insured deposits account for 66% of total deposits, up from 60% at December 31, 2022.

o	Liquidity remains strong. Cash on deposit with the Federal Reserve Bank of New York and readily accessible secured funding capacity totaled $3.1 billion, which is 170% of uninsured deposit balances.

o	Our previously announced exit from the crypto vertical, not included in total core deposit verticals above, is almost complete, with crypto-related deposits currently accounting for 4% of total deposits and as anticipated is expected to be near zero by the end of the second quarter of 2023.

o	Asset quality remains strong. The commercial real estate (“CRE”) portfolio, which includes owner-occupied CRE, is broadly diversified by property type, with offices accounting for only 10% of the portfolio, and the 61% average loan-to-value ratio of the portfolio significantly mitigates credit risk.

About Metropolitan Bank Holding Corp.

Metropolitan Bank Holding Corp. (NYSE: MCB) is the parent company of Metropolitan Commercial Bank (the “Bank”). The Bank is a New York City based commercial bank that provides a broad range of business, commercial and personal banking products and services to small, middle-market, corporate enterprises, municipalities, and affluent individuals. With its Global Payments group, the Bank has established itself as a leader in domestic and international fintech, payments, and money services. Metropolitan Commercial Bank operates banking centers in New York City and on Long Island in New York state.

The Bank is a member of the Piper Sandler Sm-All Stars Class of 2022, has a Kroll BBB+ (investment grade) Deposit Rating, and was recently ranked in the top ten of S&P Global Market Intelligence’s annual ranking of the best-performing community banks with assets between $3 billion and $10 billion. The Bank is a New York State chartered commercial bank, a member of the Federal Reserve System and the Federal Deposit Insurance Corporation, and an equal housing lender. For more information, please visit the Bank’s website at MCBankNY.com.

Forward Looking Statement Disclaimer

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include but are not limited to the Company’s future financial condition and capital ratios, results of operations and the Company’s outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as “may,” “believe,” “expect,” “anticipate,” “plan,” “continue” or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to the continuing impact of the COVID-19 pandemic on our business and results of operation, an unexpected deterioration in our loan or securities portfolios, unexpected increases in our expenses, different than anticipated growth and our ability to manage our growth, unanticipated regulatory action or changes in regulations, unexpected changes in interest rates, inflation, an unanticipated decrease in deposits, an unanticipated loss of key personnel or existing customers, competition from other institutions resulting in unanticipated changes in our loan or deposit rates, an unexpected adverse financial, regulatory or bankruptcy event experienced by our fintech partners, unanticipated increases in FDIC costs, changes in regulations, legislation or tax or accounting rules, the current or anticipated impact of military conflict, terrorism or other geopolitical events and unanticipated adverse changes in our customers’ economic conditions or general economic conditions, as well as those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K.

Forward-looking statements speak only as of the date of this release. We do not undertake any obligation to update or revise any forward-looking statement.

Contact

Greg Sigrist

EVP & Chief Financial Officer

Metropolitan Commercial Bank

(212) 365-6721

IR@MCBankNY.com